UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2005

America Online Latin America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2005, America Online Latin America, Inc. ("AOLA") entered into Executive Retention Agreements dated as of April 15, 2004 and June 5, 2004, respectively, with Milton Camargo, President and General Manager of AOLA's Brazilian subsidiary, and Eduardo Escalante Castillo, President and General Manager of AOLA's Mexican subsidiary.

If Messrs. Camargo and Escalante remain employed by the Company through July 1, 2005, the Company will pay such executive on July 1, 2005, a lump sum payment ("Retention Bonus") of $120,000 (in the case of Mr. Camargo) and $200,000 (in the case of Mr. Escalante). If any of the following events occurs prior to July 1, 2005, AOLA will pay such officer or his estate the Retention Bonus on the date such event occurs: (a) AOLA terminates the executive's employment without "Cause" (as defined in the retention agreement) or as a result of the executive’s "Disability" (as defined in the retention agreement); (b) the executive terminates his employment for "Good Reason" (as defined in the retention agreement); or (c) the executive dies. A significant portion of the Retention Bonus is secured by an irrevocable letter of credit.

In addition, if the executive's employment is terminated without Cause or as a result of the executive's Disability or the executive terminates his employment for Good Reason, he will be entitled to receive a lump sum payment equal to twelve months salary plus pro rata bonus and a payment for accrued, but unused vacation time. He will also receive health and dental insurance coverage for a twelve month period. All unvested options held by the executive will also become immediately exercisable.

In the event of a "Going Private Event" (AOLA ceases to be required to file reports with the Securities and Exchange Commission) or a "Change of Control" (America Online, Inc., Time Warner Inc. and the Cisneros Group no longer collectively hold 50% of the voting power of AOLA’s stock or have the right to approve the election of a majority of AOLA’s board of directors), all options will also become fully exercisable.

Pursuant to the retention agreements, each of Messrs. Camargo and Escalante were granted options under AOLA's 2000 Stock Plan to purchase AOLA's class A common stock at a price of $1.59 per share. These options vest in two equal installments on January 1, 2005 and January 1, 2006. Mr. Camargo was granted options to purchase 120,000 shares of class A common stock and such options expire on April 15, 2014. Mr. Escalante was granted options to purchase 200,000 shares of class A common stock and such options expire on June 5, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

March 2, 2005	By:	/s/ Osvaldo Banos

Name: Osvaldo Banos
Title: EVP and CFO